Warby Parker Announces First Quarter 2026 Results

NEW YORK, May 7, 2026. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the first quarter ended March 31, 2026.
Highlights
•Delivered revenue growth of 8.3%, exceeding the Company’s guidance.
•Drove Active Customer growth of 4.8% to 2.69 million on a trailing 12-month basis, and Average Revenue per Customer of $331, up 6.9% year over year.
•Generated net income of $3.2 million, and expanded Adjusted EBITDA(1) to $29.6 million, exceeding the Company’s guidance.
•Delivered operating cash flow of $24.5 million and Free Cash Flow(1) of $8.4 million, ending the quarter with $288.2 million in cash and cash equivalents.
•Opened 14 net new stores during the quarter, ending Q1 with 337 stores.
•Announced 25 million pairs of glasses distributed through the Buy a Pair, Give a Pair program.
“We’re proud of our team’s resilience as we navigated a dynamic environment, including severe weather. We continue to invest in the customer experience and bring innovative new products like Warby Parker Sport to market, and the momentum we’re building gives us confidence as we move through the balance of the year,” said Co-Founder and Co-CEO Neil Blumenthal.
“As we look ahead, a top priority is preparing for the launch of intelligent eyewear. Since day one, we have aimed to delight customers by offering remarkable products and experiences. We’re excited to introduce what we believe will be the world’s first truly intelligent AI glasses for all-day wear. We’re building capabilities to support this launch and are proud of how our team is bringing this to life,” added Co-Founder and Co-CEO Dave Gilboa.
First Quarter 2026 Year Over Year Financial Results
•Net revenue increased $18.7 million, or 8.3%, to $242.4 million.
•Active Customers increased 4.8% to 2.69 million on a trailing 12-month basis, and Average Revenue per Customer increased 6.9% to $331.
•Gross margin was 54.0% compared to 56.3% in the prior year. The decrease was primarily driven by deleverage in the fixed expenses portion of gross margin, which includes doctor headcount and occupancy, the impact of tariff costs related to glasses, and increased optical laboratory and customer shipping costs. These impacts were partially offset by selective price increases taken earlier last year in glasses, and increased penetration of higher margin progressive lenses and other lens enhancements. Adjusted Gross Margin(1) was 54.2%, compared to 56.4% in the prior year.

•Selling, general, and administrative expenses (“SG&A”) were $129.4 million, up $5.9 million from the prior year. As a percentage of revenue, SG&A decreased by 180 basis points, primarily driven by leverage from marketing costs related to our Home-Try On program which was sunsetted in Q4 2025, and lower stock-based compensation, corporate expenses, and customer experience team costs as a percent of revenue. This leverage was partially offset by increased retail compensation as a percent of revenue. Adjusted SG&A(1) was $117.1 million, or 48.3% of revenue, compared to $110.3 million, or 49.3% of revenue, in the prior year.
•Net income decreased $0.3 million to $3.2 million.
•Adjusted EBITDA(1) increased $0.4 million to $29.6 million and Adjusted EBITDA Margin(1) decreased 90 basis points to 12.2%.
Balance Sheet and Cash Flow Highlights
•Ended the first quarter of 2026 with $288.2 million in cash and cash equivalents.
•Operating cash flow of $24.5 million and Free Cash Flow(1) of $8.4 million.
2026 Outlook
For the full year 2026, Warby Parker is reaffirming its guidance as follows:
•Net revenue of $959 to $976 million, representing approximately 10% to 12% growth versus full year 2025.
•Adjusted EBITDA(1) of $117 to $119 million, which equates to an Adjusted EBITDA Margin(1) of 12.2% across the revenue range, and 130 basis points of year-over-year expansion.
•50 new store openings.
“We're pleased with the results we delivered in the first quarter that were ahead of expectations. We're also encouraged by the momentum being built as we pursue several initiatives that position us to drive our performance through the rest of this year,” said Adrian Mitchell, Chief Financial Officer.
The guidance and forward-looking statements made in this press release and on our conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.
Webcast and Conference Call
A conference call to discuss Warby Parker’s first quarter 2026 results, as well as second quarter and full year 2026 outlook, is scheduled for 8:00 a.m. ET on May 7, 2026. To participate, please dial (833) 461-5787 from the U.S. or (585) 542-9983 from international locations. The conference passcode is 508282561. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in its 337 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 25 million glasses to people in need.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance; expectations regarding the growth of our business, delivering stakeholder value and growing market share; expectations regarding the development and launch of new products; our guidance for the quarter ending June 30, 2026, and year ending December 31, 2026; expectations regarding the number of new store openings during the year ending December 31, 2026; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively;

our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; potential disruptions to our supply chain; changes to U.S. or other countries' trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2026 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operations and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; our ability to collaborate with partners with successful results; our ability to recognize the anticipated benefits from partnerships, including with Google and Samsung; the increased expenses associated with being a public company; and risks related to climate change and severe weather. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q, which may be obtained by visiting the SEC’s website at www.sec.gov. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.
Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

Adjusted EBITDA is defined as net income before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income margin, or net margin, or Adjusted EBITDA guidance to GAAP net income because we do not provide guidance for GAAP net margin or GAAP net income due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income. However, such items could have a significant impact on GAAP net margin and GAAP net income.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$288,246	$286,358
Accounts receivable, net	1,761	3,285
Inventory	46,454	44,512
Prepaid expenses and other current assets	21,232	18,283
Total current assets	357,693	352,438

Property and equipment, net	191,324	187,448
Right-of-use lease assets	175,274	170,805
Other assets	12,118	10,228
Total assets	$736,409	$720,919

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$37,211	$31,979
Accrued expenses	60,342	49,225
Deferred revenue	20,909	33,869
Current lease liabilities	31,881	31,399
Other current liabilities	2,939	3,658
Total current liabilities	153,282	150,130

Non-current lease liabilities	205,752	201,749
Other liabilities	1,570	1,310
Total liabilities	360,604	353,189
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at March 31, 2026 and December 31, 2025, 106,994 and 106,318 issued and outstanding at March 31, 2026 and December 31, 2025, respectively; Class B: 150,000 shares authorized at March 31, 2026 and December 31, 2025, 15,721 and 16,130 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,060,002	1,054,779
Accumulated deficit	(682,403)	(685,580)
Accumulated other comprehensive loss	(1,806)	(1,481)
Total stockholders’ equity	375,805	367,730
Total liabilities and stockholders’ equity	$736,409	$720,919

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net revenue	$242,447	$223,782
Cost of goods sold	111,406	97,802
Gross profit	131,041	125,980

Selling, general, and administrative expenses	129,374	123,509
Income from operations	1,667	2,471

Interest and other income, net	2,331	2,455

Income before income taxes	3,998	4,926
Provision for income taxes	821	1,454
Net income	$3,177	$3,472

Earnings per share:
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Weighted average shares outstanding:
Basic	123,438	121,946
Diluted	125,554	124,627

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$3,177	$3,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,768	12,162
Stock-based compensation	11,391	12,333
Asset impairment charges	468	311
Amortization of cloud-based software implementation costs	1,022	737
Change in operating assets and liabilities:
Accounts receivable, net	1,524	475
Inventory	(1,945)	3,739
Prepaid expenses and other assets	(5,901)	1,934
Accounts payable	2,220	4,626
Accrued expenses	12,200	(560)
Deferred revenue	(12,960)	(9,845)
Lease assets and liabilities	16	(601)
Other liabilities	(469)	575
Net cash provided by operating activities	24,511	29,358
Cash flows from investing activities
Purchases of property and equipment	(16,138)	(16,152)
Net cash used in investing activities	(16,138)	(16,152)
Cash flows from financing activities
Proceeds from stock option exercises	—	39
Shares withheld for taxes on stock-based compensation	(6,160)	(2,341)
Net cash used in financing activities	(6,160)	(2,302)
Effect of exchange rates on cash	(325)	9
Net change in cash and cash equivalents	1,888	10,913
Cash and cash equivalents, beginning of period	286,358	254,161
Cash and cash equivalents, end of period	$288,246	$265,074
Supplemental disclosures
Cash paid for income taxes	$221	$37
Cash paid for interest	84	104
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$7,124	$4,911

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net income:

	Three Months Ended March 31,
	2026	2025

	(in thousands)
Net income	$3,177	$3,472
Adjusted to exclude the following:
Interest and other income, net	(2,331)	(2,455)
Provision for income taxes	821	1,454
Depreciation and amortization expense	13,768	12,162
Asset impairment charges	468	311
Stock-based compensation expense(1)	11,995	13,001
Amortization of cloud-based software implementation costs	1,022	737
System implementation costs(2)	477	—
Other costs(3)	170	525
Adjusted EBITDA	$29,567	$29,207
Adjusted EBITDA Margin	12.2%	13.1%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended March 31, 2026 and 2025, the amount includes $0.6 million and $0.7 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents costs related to the implementation of major new enterprise software systems.
(3)    Represents charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted
	Three Months Ended March 31,		Three Months Ended March 31,
	2026	2025	2026	2025

	(unaudited, in thousands)		(unaudited, in thousands)
Cost of goods sold	$111,406	$97,802	$111,081	$97,529
% of Revenue	46.0%	43.7%	45.8%	43.6%

Gross profit	$131,041	$125,980	$131,366	$126,253
% of Revenue	54.0%	56.3%	54.2%	56.4%

Selling, general, and administrative expenses	$129,374	$123,509	$117,057	$110,256
% of Revenue	53.4%	55.2%	48.3%	49.3%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended March 31,
	2026	2025

	(unaudited, in thousands)
Cost of goods sold	$111,406	$97,802
Adjusted to exclude the following:
Stock-based compensation expense(1)	325	273
Adjusted Cost of Goods Sold	$111,081	$97,529

Gross profit	$131,041	$125,980
Adjusted to exclude the following:
Stock-based compensation expense(1)	325	273
Adjusted Gross Profit	$131,366	$126,253

Selling, general, and administrative expenses	$129,374	$123,509
Adjusted to exclude the following:
Stock-based compensation expense(1)	11,670	12,728
System implementation costs(2)	477	—
Other costs(3)	170	525
Adjusted Selling, General, and Administrative Expenses	$117,057	$110,256

Net cash provided by operating activities	$24,511	$29,358
Purchases of property and equipment	(16,138)	(16,152)
Free Cash Flow	$8,373	$13,206
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended March 31, 2026 and 2025, the amount includes $0.6 million and $0.7 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents costs related to the implementation of major new enterprise software systems.
(3)    Represents charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Berkley, Head of Investor Relations
investors@warbyparker.com

Media:
Lena Griffin
lena@derris.com

Source: Warby Parker Inc.